Exhibit 31-D

FARO Technologies, Inc.

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Keith S. Bair, certify that:

1. I have reviewed this Amendment No. 2 on Form 10-K/A of FARO Technologies, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 23, 2012	/s/ Keith S. Bair
Name: Keith S. Bair
Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)